Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Charles & Colvard, Ltd.
Morrisville, North Carolina

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-225042) and Form S-8 (No. 333-151255, No. 333-204496, No. 333-212265, and No. 333-228329) of Charles & Colvard, Ltd., of our report dated September 5, 2019, relating to the consolidated financial statements, which appears in this Form 10-K.

/s/ BDO USA, LLP

Raleigh, North Carolina
September 5, 2019